AMENDMENT NO. 1 TO MULTIPLE CLASS PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


         THIS AMENDMENT NO. 1 TO MULTIPLE CLASS PLAN is made as of the 13th day of June, 1997, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Multiple Class Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Multiple Class Plan dated as of May 31, 1996, and effective September 3, 1996 (the "Plan"); and

         WHEREAS, in January 1997, the Issuers and the Funds changed their names; and

         WHEREAS, American Century Capital Portfolios, Inc., has added a series, American Century Real Estate Fund (the "Fund"), offering multiple classes; and

         WHEREAS, the Plan designates four classes of shares: the Retail Class, the Institutional Class, the Service Class, and the Advisor Class; and

         WHEREAS, the parties desire to amend the Plan to reflect the new names of the Issuers and the Funds, to adopt the Plan for the Fund and to change the name of the Retail Class to Investor Class.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Capital Portfolios, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 18f-3 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all reference to the "Retail Class" in the Plan shall be deemed to mean the "Investor Class."

         4. After the date hereof, all references to the Plan shall be deemed to mean the Multiple Class Plan, as amended by this Amendment No. 1.

         5. In the event of a conflict between the terms of this Amendment No.1 and the Plan, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Plan.

         6. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                         AMERICAN CENTURY MUTUAL FUNDS, INC.
                         AMERICAN CENTURY STRATEGIC ASSET
                             ALLOCATIONS, INC.
                         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                         BY: /s/ William M. Lyons
                             William M. Lyons
                             Executive Vice President of each of the Issuers



                                                        SCHEDULE A

                                    Companies and Funds Covered by this Multiclass Plan

                                                                  Investor          Institutional        Services       Advisor
Fund                                                               Class                Class              Class         Class
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AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
      American Century Equity Income Fund                           Yes                  Yes                Yes           Yes
      American Century Value Fund                                   Yes                  Yes                Yes           Yes
      American Century Real Estate Fund                             Yes                  Yes                No            Yes

AMERICAN CENTURY MUTUAL FUNDS, INC.
      American Century Balanced Fund                                Yes                  Yes                Yes           Yes
      Benham Cash Reserve Fund                                      Yes                  No                 Yes           Yes
      Twentieth Century Growth Fund                                 Yes                  Yes                Yes           Yes
      Twentieth Century Heritage Fund                               Yes                  Yes                Yes           Yes
      Benham Intermediate-Term Bond Fund                            Yes                  No                 Yes           Yes
      Benham Limited-Term Bond Fund                                 Yes                  No                 Yes           Yes
      Benham Bond Fund                                              Yes                  No                 Yes           Yes
      Twentieth Century Select Fund                                 Yes                  Yes                Yes           Yes
      Benham Intermediate-Term Government Fund                      Yes                  No                 Yes           Yes
      Benham Short-Term Government Fund                             Yes                  No                 Yes           Yes
      Twentieth Century Ultra Fund                                  Yes                  Yes                Yes           Yes
      Twentieth Century Vista Fund                                  Yes                  Yes                Yes           Yes
      Twentieth Century Giftrust                                    Yes                  No                 No            No
      Benham Limited-Term Tax-Exempt Fund                           Yes                  No                 No            No
      Benham Intermediate-Term Tax-Exempt Fund                      Yes                  No                 No            No
      Benham Long-Term Tax-Exempt Fund                              Yes                  No                 No            No

AMERICAN  CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
      American Century Strategic Allocation: Aggressive             Yes                  No                 Yes           Yes
      American Century Strategic Allocation: Conservative           Yes                  No                 Yes           Yes
      American Century Strategic Allocation: Moderate               Yes                  No                 Yes           Yes

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
      Twentieth Century International Growth Fund                   Yes                  Yes                Yes           Yes
      Twentieth Century International Discovery Fund                Yes                  Yes                Yes           Yes